EXHIBIT 10(xvii)


BANK OF SCOTLAND

Simclar, Inc.
(formerly named Techdyne, Inc.)
Commission File No. 0-14659
2230 West 77th Street
Hialeach, Florida  33016

                                                             10th November, 2003

Dear Sirs:

BANKING FACILITIES

We refer to the agreement between ourselves and Simclar, Inc. (formerly named Techdyne, Inc.) as Borrower constituted by our offer of facilities dated 2 October 2001 and accepted by you on 9 October 2001 as amended by amendment letter dated 25 July 2002 (the "Facility Letter") in terms of which we made available to your working capital facilities (the "Facilities") subject to the terms and conditions set out in the Facility Letter. We are writing to you to set out the terms on which the Facility Letter is to be amended.

1.       DEFINITIONS

         Words and expressions used in this letter shall, except where the context otherwise requires, bear the same meaning as in the Facility Letter.

2.       Facilities

         The parties agree and acknowledge that on the date referred to above the Facilities are a working capital facility with a limit of $3,000,000.

3.       AMENDMENTS

3.1 Subject to the terms of clause 4 below, Clause 2.3.1 of the Facility Letter shall be amended by the deletion of the date "19 July 2003" where it appears in that clause and by the substitution therefore of the date "30 September 2004".

3.2 Except as herein expressly amended, the terms and conditions of the Facility Letter are hereby confirmed and any reference in the Facility Letter to "this letter" (or similar phrases) shall, unless the context otherwise requires, be read and construed as a reference to the Facility Letter as amended by this letter and all Security Documents shall continue to secure all sums due to BOS by the Borrower under the Facility Letter as hereby amended.


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4.       CONDITIONS PRECEDENT

4.1 Subject to Clause 4.2, Clause 3 shall not come into effect unless BOS has confirmed to the Borrower that BOS is satisfied that no Event of Default has occurred and is continuing unwaived.

4.2 If BOS does not confirm to the Borrower in terms of Clause 4.1 on or prior to 28th November 2003 (or such other date as may be agreed in writing bu BOS from time to time) then this letter will lapse and the amendments to be made in terms hereof will be of no effect.

5.       MISCELLANEOUS

5.1 No failure or delay by BOS in exercising any right or remedy under any BOS Document shall operate as a waiver, and no single or partial exercise shall prevent further exercise, of any right or remedy.

5.2 If at any time any provision of this letter is or becomes illegal, invalid or unenforceable in any aspect under any law or any jurisdiction, neither the legality, validity or enforceability of the remaining provisions nor the legality, validity or enforceability or such provision under the law of any other jurisdiction shall in any way be affected or impaired.

5.3      This letter is a BOS Document.

6.       COSTS AND EXPENSES

6.1 The Borrower shall pay or reimburse to BOS (on a full indemnity basis) all reasonable legal, accountancy, valuation, due diligence and other fees, costs and expenses or tax charged to or incurred by BOS in connection with this letter (including the amendment, waiver, enforcement or preservation of the BOS rights) on demand. The Borrower authorizes BOS to debit any operating account it has with BOS with the amount of any such fees, costs, expenses or tax which is payable from time to time.

7.       LAW

7.1 This letter will be governed by and construed according to Scots law and the Borrower submits to the jurisdiction of the Scottish Courts.


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Please indicate your acceptance of the terms of this letter by executing and returning the enclosed copy.

Yours faithfully

FOR AND ON BEHALF OF
THE GOVERNOR AND COMPANY
OF THE BANK OF SCOTLAND





Agreed and accepted for and on behalf of Simclar, Inc. by



         /s/Kenneth Greenhalgh       Director
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         /s/Kenneth Greenhalgh       Director
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Date: 12 November 2003